Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $52.5 MILLION, OR 29 CENTS PER SHARE
AND ANNUAL NET INCOME OF $197.1 MILLION, OR $1.07 PER SHARE

2015 HIGHLIGHTS
- Loan and lease originations of $15.3 billion, up 13.1 percent from 2014
- Period-end loans and leases of $17.4 billion, up 6.3 percent from 2014
- Non-accrual loans and leases of $200.5 million, down 7.5 percent from 2014
- Average deposits of $15.9 billion, up 6.7 percent from 2014
- Revenue of $1.3 billion, up 1.1 percent from 2014
- Provision for credit losses of $52.9 million, down 44.7 percent from 2014
- Earnings per share of $1.07, up 13.8 percent from 2014

FOURTH QUARTER HIGHLIGHTS
- Loan and lease originations of $3.8 billion, up 11.2 percent from the fourth quarter of 2014
- Average deposits of $16.3 billion, up 6.4 percent from the fourth quarter of 2014
- Revenue of $321.3 million, up 2.4 percent from the fourth quarter of 2014
- Provision for credit losses of $17.6 million, down 68.3 percent from the fourth quarter of 2014
- Earnings per share of 29 cents, up 141.7 percent from the fourth quarter of 2014

Summary of Financial Results								Table 1
				Percent Change
(Dollars in thousands, except per-share data)	4Q	3Q	4Q	4Q15 vs	4Q15 vs	YTD	YTD	Percent
	2015	2015	2014	3Q15	4Q14	2015	2014	Change
Net income attributable to TCF	$52,492	$52,575	$23,988	(0.2)%	118.8%	$197,123	$174,187	13.2%
Net interest income	205,669	205,270	204,074	0.2	0.8	820,388	815,629	0.6
Diluted earnings per common share	0.29	0.29	0.12	—	141.7	1.07	0.94	13.8

Financial Ratios(1)
Pre-tax pre-provision return on average assets(2)	1.95%	1.92%	1.91%			1.85%	2.00%
Return on average assets	1.08	1.10	0.53			1.03	0.96
Return on average common equity	9.53	9.76	4.15			9.19	8.71
Return on average tangible common equity(3)	10.82	11.12	4.80			10.48	10.08
Net interest margin	4.35	4.40	4.49			4.42	4.61
Net charge-offs as a percentage of average loans and leases	0.29	0.23	0.40			0.30	0.49

(1) Annualized.
(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(3) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (January 28, 2016) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $52.5 million for the fourth quarter of 2015, compared with net income of $24.0 million for the fourth quarter of 2014, and net income of $52.6 million for the third quarter of 2015. Diluted earnings per common share was 29 cents for the fourth quarter of 2015, compared with 12 cents for the fourth quarter of 2014, and 29 cents for the third quarter of 2015.

TCF reported net income of $197.1 million for the year ended December 31, 2015, compared with net income of $174.2 million for the same period in 2014. Diluted earnings per common share was $1.07 for the year ended December 31, 2015, compared with 94 cents for the same period in 2014.

"TCF experienced another successful year in 2015 as earnings per share increased 13.8 percent while return on average tangible common equity improved by 40 basis points," said Craig R. Dahl, chief executive officer. "Meanwhile, loan and lease originations increased 13.1 percent during the year which led to additional revenue growth and diversification. Fourth quarter results were highlighted by continued progress toward improving operating leverage and continued strong performance on credit results.

"As I begin my new role, I look forward to building on TCF's historical track record of delivering sustained growth and returns for our shareholders by executing against our four strategic pillars: diversification, profitable growth, operating leverage and core funding. As we entered the new year, we implemented several leadership changes that align the expertise of our senior management team with these core priorities. I am confident we have a strong team in place to execute our strategy and build on TCF's long history of delivering business results. With a well-positioned balance sheet and business model for rising interest rates, and continued strong credit performance, we are poised to drive shareholder value in 2016 and beyond."

Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q15 vs	4Q15 vs	YTD	YTD	Percent
	2015	2015	2014	3Q15	4Q14	2015	2014	Change
Net interest income	$205,669	$205,270	$204,074	0.2%	0.8%	$820,388	$815,629	0.6%
Non-interest income:
Fees and service charges	37,741	36,991	39,477	2.0	(4.4)	144,999	154,386	(6.1)
Card revenue	13,781	13,803	12,830	(0.2)	7.4	54,387	51,323	6.0
ATM revenue	5,143	5,739	5,249	(10.4)	(2.0)	21,544	22,225	(3.1)
Subtotal	56,665	56,533	57,556	0.2	(1.5)	220,930	227,934	(3.1)
Gains on sales of auto loans, net	3,136	10,423	12,962	(69.9)	(75.8)	30,580	43,565	(29.8)
Gains on sales of consumer real estate loans, net	13,104	7,143	6,175	83.5	112.2	40,964	34,794	17.7
Servicing fee income	8,622	8,049	6,365	7.1	35.5	31,229	21,444	45.6
Subtotal	24,862	25,615	25,502	(2.9)	(2.5)	102,773	99,803	3.0
Leasing and equipment finance	32,355	27,165	24,367	19.1	32.8	108,129	93,799	15.3
Other	1,806	3,070	2,363	(41.2)	(23.6)	10,463	10,704	(2.3)
Fees and other revenue	115,688	112,383	109,788	2.9	5.4	442,295	432,240	2.3
Gains (losses) on securities, net	(29)	(131)	(20)	77.9	(45.0)	(297)	1,027	N.M.
Total non-interest income	115,659	112,252	109,768	3.0	5.4	441,998	433,267	2.0
Total revenue	$321,328	$317,522	$313,842	1.2	2.4	$1,262,386	$1,248,896	1.1

Net interest margin(1)	4.35%	4.40%	4.49%			4.42%	4.61%
Total non-interest income as a percentage of total revenue	36.0	35.4	35.0			35.0	34.7

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the fourth quarter of 2015 increased $1.6 million, or 0.8 percent, compared with the fourth quarter of 2014 and increased $0.4 million, or 0.2 percent, compared with the third quarter of 2015. The increases from both periods were primarily due to higher average loan and lease balances in the auto finance, inventory finance and leasing and equipment finance portfolios, partially offset by the run-off of consumer real estate first mortgage lien balances and overall net margin compression.

•
Net interest margin for the fourth quarter of 2015 was 4.35 percent, compared with 4.49 percent for the fourth quarter of 2014 and 4.40 percent for the third quarter of 2015. The decreases from both periods were primarily due to margin compression resulting from the impact of the competitive low interest rate environment on the asset composition and higher rates on total deposits, driven primarily by certificates of deposits, acquired at market rates to fund asset growth.

Non-interest Income

•
Fees and service charges in the fourth quarter of 2015 were $37.7 million, down $1.7 million, or 4.4 percent, from the fourth quarter of 2014 and consistent with the third quarter of 2015. The decrease from the fourth quarter of 2014 was primarily due to consumer behavior changes, as well as higher average checking account balances per customer.

•
TCF sold $271.1 million, $367.0 million and $436.6 million of auto loans during the fourth quarters of 2015 and 2014, and the third quarter of 2015, respectively, resulting in net gains in each respective period. TCF executed another auto loan securitization in the four quarter of 2015.

•
TCF sold $389.1 million, $613.7 million and $246.0 million of consumer real estate loans during the fourth quarters of 2015 and 2014, and the third quarter of 2015, respectively, resulting in net gains in each respective period. TCF has two consumer real estate loan sale programs; one that sells nationally originated junior lien loans and the other that originates first mortgage lien loans in our primary banking markets and sells the loans through a correspondent relationship. Included in consumer real estate loans sold (servicing released) for the fourth quarter of 2014 is $405.9 million related to the portfolio sale of consumer real estate loans, primarily troubled debt restructuring ("TDR") loans, the proceeds of which were reinvested in our core businesses in 2015.

•
Servicing fee income was $8.6 million on $4.2 billion of average loans and leases serviced for others during the fourth quarter of 2015 compared with $6.4 million on $3.3 billion for the fourth quarter of 2014 and $8.0 million on $4.0 billion for the third quarter of 2015. The increases from both periods were primarily due to the cumulative effect of an increase in the portfolio of auto and consumer real estate loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q15 vs	4Q15 vs	YTD	YTD	Percent
	2015	2015	2014	3Q15	4Q14	2015	2014	Change
Period-End:
Consumer real estate:
First mortgage lien	$2,624,956	$2,724,594	$3,139,152	(3.7)%	(16.4)%
Junior lien	2,839,316	2,889,120	2,543,212	(1.7)	11.6
Total consumer real estate	5,464,272	5,613,714	5,682,364	(2.7)	(3.8)
Commercial	3,145,832	3,112,325	3,157,665	1.1	(0.4)
Leasing and equipment finance	4,012,248	3,873,581	3,745,322	3.6	7.1
Inventory finance	2,146,754	2,153,385	1,877,090	(0.3)	14.4
Auto finance	2,647,596	2,427,367	1,915,061	9.1	38.3
Other	19,297	20,674	24,144	(6.7)	(20.1)
Total	$17,435,999	$17,201,046	$16,401,646	1.4	6.3

Average:
Consumer real estate:
First mortgage lien	$2,670,355	$2,793,129	$3,447,447	(4.4)%	(22.5)%	$2,867,948	$3,567,088	(19.6)%
Junior lien	2,934,169	2,813,253	2,611,709	4.3	12.3	2,754,253	2,581,464	6.7
Total consumer real estate	5,604,524	5,606,382	6,059,156	—	(7.5)	5,622,201	6,148,552	(8.6)
Commercial	3,117,983	3,118,024	3,143,614	—	(0.8)	3,134,428	3,135,367	—
Leasing and equipment finance	3,911,025	3,821,590	3,611,557	2.3	8.3	3,804,015	3,531,256	7.7
Inventory finance	2,180,534	2,036,054	1,891,504	7.1	15.3	2,154,357	1,888,080	14.1
Auto finance	2,514,923	2,361,057	1,817,024	6.5	38.4	2,278,617	1,567,904	45.3
Other	9,060	9,833	11,396	(7.9)	(20.5)	10,303	12,071	(14.6)
Total	$17,338,049	$16,952,940	$16,534,251	2.3	4.9	$17,003,921	$16,283,230	4.4

•
Period-end loans and leases were $17.4 billion at December 31, 2015, an increase of $1.0 billion, or 6.3 percent, compared with December 31, 2014 and an increase of $0.2 billion, or 1.4 percent, compared with September 30, 2015. Average loans and leases were $17.3 billion for the fourth quarter of 2015, an increase of $0.8 billion, or 4.9 percent, compared with the fourth quarter of 2014 and an increase of $0.4 billion, or 2.3 percent, compared with the third quarter of 2015.

The increases from both periods for period-end loans and leases and for average loans and leases were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers in its network, partially offset by run-off in the consumer real estate first mortgage lien portfolio. The increases from the fourth quarter of 2014 for period-end loans and leases and from both periods for average loans and leases were also due to increases in the inventory finance and the leasing and equipment finance portfolios. The increase from the third quarter of 2015 for period-end loans and leases was also due to an increase in the leasing and equipment finance portfolio due to strong fourth quarter originations.

•
Loan and lease originations were $3.8 billion for the fourth quarter of 2015, an increase of $0.4 billion, or 11.2 percent, compared with the fourth quarter of 2014 and a decrease of $0.1 billion, or 1.3 percent, compared with the third quarter of 2015. The increase in originations from the fourth quarter of 2014 was primarily due to an increase in commercial originations and continued growth in auto finance. The decrease in originations from the third quarter of 2015 was primarily due to seasonality of inventory finance originations and a decrease in consumer real estate originations, partially offset by an increase in commercial and leasing and equipment finance originations.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	4Q	3Q	2Q	1Q	4Q	4Q15 vs	4Q15 vs
	2015	2015	2015	2015	2014	3Q15	4Q14
Over 60-day delinquencies as a percentage of portfolio(1)	0.11%	0.17%	0.10%	0.14%	0.14%	(6) bps	(3) bps
Net charge-offs as a percentage of portfolio(2)	0.29	0.23	0.41	0.28	0.40	6	(11)
Non-accrual loans and leases and other real estate owned	$250,448	$264,694	$263,717	$284,541	$282,384	(5.4)%	(11.3)%
Provision for credit losses	17,607	10,018	12,528	12,791	55,597	75.8	(68.3)

(1) Excludes acquired portfolios and non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.11 percent at December 31, 2015, down from 0.14 percent at December 31, 2014, and down from 0.17 percent at September 30, 2015. The decrease from December 31, 2014 was primarily a result of the stabilization of the consumer real estate portfolio as economic conditions improved in our markets. The decrease from September 30, 2015 was primarily driven by delinquencies in the commercial and leasing and equipment finance portfolios at September 30, 2015 that have been brought current.

•
The net charge-off rate was 0.29 percent for the fourth quarter of 2015, down from 0.40 percent for the fourth quarter of 2014, and up from 0.23 percent for the third quarter of 2015. The decrease from the fourth quarter of 2014 was primarily due to improved credit quality in the consumer real estate and commercial portfolios. The increase from the third quarter of 2015 was due to increased net charge-offs of loans in the auto finance portfolio as a result of seasonality, increased net charge-offs in the leasing and equipment finance portfolio and net recoveries in the commercial portfolio during the third quarter of 2015.

•
Non-accrual loans and leases and other real estate owned was $250.4 million at December 31, 2015, a decrease of $31.9 million, or 11.3 percent, from December 31, 2014, and a decrease of $14.2 million, or 5.4 percent, from September 30, 2015. The decreases from both periods were primarily due to the improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio.

•
Provision for credit losses was $17.6 million for the fourth quarter of 2015, a decrease of $38.0 million, or 68.3 percent, from the fourth quarter of 2014, and an increase of $7.6 million, or 75.8 percent, from the third quarter of 2015. The decrease from the fourth quarter of 2014 was primarily due to provision expense recorded in the fourth quarter of 2014 related to the TDR loan sale in that period. The increase from the third quarter of 2015 was due to increased reserve requirements related to asset growth and increased net charge-offs of loans in the auto finance portfolio driven by seasonality.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q15 vs	4Q15 vs	YTD	YTD	Percent
	2015	2015	2014	3Q15	4Q14	2015	2014	Change

Checking	$5,412,454	$5,405,442	$5,109,465	0.1%	5.9%	$5,387,112	$5,075,759	6.1%
Savings	4,733,703	4,872,853	5,289,435	(2.9)	(10.5)	4,952,680	5,713,389	(13.3)
Money market	2,349,127	2,297,893	1,869,350	2.2	25.7	2,265,121	1,312,483	72.6
Certificates of deposit	3,793,653	3,400,282	3,041,722	11.6	24.7	3,340,341	2,840,922	17.6
Total average deposits	$16,288,937	$15,976,470	$15,309,972	2.0	6.4	$15,945,254	$14,942,553	6.7

Average interest rate on deposits(1)	0.34%	0.31%	0.28%			0.30%	0.26%

(1) Annualized.

•
Total average deposits for the fourth quarter of 2015 increased $1.0 billion, or 6.4 percent, from the fourth quarter of 2014 and increased $0.3 billion, or 2.0 percent, from the third quarter of 2015. The increases from both periods were primarily due to special campaigns for certificates of deposit and money market accounts.

•
The average interest rate on deposits for the fourth quarter of 2015 was 0.34 percent, up 6 basis points from the fourth quarter of 2014 and up 3 basis points from the third quarter of 2015. The increases from both periods were primarily due to increased average interest rates resulting from promotions for certificates of deposit.

Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q15 vs	4Q15 vs	YTD	YTD	Percent
	2015	2015	2014	3Q15	4Q14	2015	2014	Change

Compensation and employee benefits	$109,061	$116,708	$115,796	(6.6)%	(5.8)%	$457,743	$452,942	1.1%
Occupancy and equipment	37,824	34,159	35,747	10.7	5.8	144,962	139,023	4.3
FDIC insurance	5,173	4,832	2,643	7.1	95.7	20,262	25,123	(19.3)
Advertising and marketing	5,316	5,793	5,146	(8.2)	3.3	22,782	22,943	(0.7)
Other	46,441	45,750	48,063	1.5	(3.4)	186,211	179,904	3.5
Subtotal	203,815	207,242	207,395	(1.7)	(1.7)	831,960	819,935	1.5
Operating lease depreciation	13,608	9,485	6,878	43.5	97.8	39,409	27,152	45.1
Foreclosed real estate and repossessed assets, net	4,940	5,680	7,441	(13.0)	(33.6)	23,193	24,567	(5.6)
Other credit costs, net	224	(123)	44	N.M.	N.M.	185	123	50.4
Total non-interest expense	$222,587	$222,284	$221,758	0.1	0.4	$894,747	$871,777	2.6

N.M. Not Meaningful.

•
Compensation and employee benefits expense decreased $6.7 million, or 5.8 percent, from the fourth quarter of 2014 and decreased $7.6 million, or 6.6 percent, from the third quarter of 2015. The decreases from both periods were primarily due to non-recurring items, including the annual pension plan valuation adjustment resulting from an increase to the discount rate.

•
FDIC insurance expense increased $2.5 million, or 95.7 percent, from the fourth quarter of 2014 and remained consistent with the third quarter of 2015. The increase from the fourth quarter of 2014 was primarily due to a non-recurring assessment rate catch-up in the fourth quarter of 2014.

•
Foreclosed real estate and repossessed assets, net expense decreased $2.5 million, or 33.6 percent, from the fourth quarter of 2014 and decreased $0.7 million, or 13.0 percent from the third quarter of 2015. The decreases from both periods were due to a reduction in write-downs of existing foreclosed commercial and consumer real estate properties. The other real estate owned balance was $50.0 million at December 31, 2015, the lowest level since the first quarter of 2008.

Capital

Capital Information		Table 7

(Dollars in thousands, except per-share data)	4Q 2015	4Q 2014
Total equity	$2,306,917	$2,135,364
Book value per common share	11.94	11.10
Tangible book value per common share(1)	10.59	9.72
Tangible common equity to tangible assets(1)	8.79%	8.50%
Capital accumulation rate(2)	10.44	10.36

	4Q 2015(3)	4Q 2014
Regulatory Capital:	Under Basel III	Under Basel I
Common equity Tier 1 capital	$1,814,442	N.A.
Tier 1 capital	2,092,195	$1,919,887
Total capital	2,487,060	2,209,999

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.00%	N.A.
Tier 1 risk-based capital ratio	11.54	11.76%
Total risk-based capital ratio	13.71	13.54
Tier 1 leverage ratio	10.46	10.07

N.A. Not Applicable.
(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 4Q 2015 are preliminary pending completion and filing of the Company's regulatory reports.

•
TCF maintained strong capital ratios as the Company accumulates capital through earnings. The decrease in the Tier 1 risk-based capital ratio from the fourth quarter of 2014 was primarily the result of strong asset growth.

•
On January 22, 2016, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on March 1, 2016, to stockholders of record at the close of business on February 12, 2016. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on March 1, 2016, to stockholders of record at the close of business on February 12, 2016.

Webcast Information
A live webcast of TCF's conference call to discuss the fourth quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on January 28, 2016 at 9:00 a.m. CST. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of December 31, 2015, TCF had $20.7 billion in total assets and 375 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona, South Dakota and Indiana, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF's fee revenue; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands; ability to attract and retain employees given competitive conditions and the impact of consolidating facilities.

Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; and possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended December 31,		Change
	2015	2014	$	%
Interest income:
Loans and leases	$212,346	$205,507	$6,839	3.3%
Securities available for sale	4,864	3,053	1,811	59.3
Securities held to maturity	1,336	1,429	(93)	(6.5)
Investments and other	6,905	9,819	(2,914)	(29.7)
Total interest income	225,451	219,808	5,643	2.6
Interest expense:
Deposits	13,772	10,760	3,012	28.0
Borrowings	6,010	4,974	1,036	20.8
Total interest expense	19,782	15,734	4,048	25.7
Net interest income	205,669	204,074	1,595	0.8
Provision for credit losses	17,607	55,597	(37,990)	(68.3)
Net interest income after provision for credit losses	188,062	148,477	39,585	26.7
Non-interest income:
Fees and service charges	37,741	39,477	(1,736)	(4.4)
Card revenue	13,781	12,830	951	7.4
ATM revenue	5,143	5,249	(106)	(2.0)
Subtotal	56,665	57,556	(891)	(1.5)
Gains on sales of auto loans, net	3,136	12,962	(9,826)	(75.8)
Gains on sales of consumer real estate loans, net	13,104	6,175	6,929	112.2
Servicing fee income	8,622	6,365	2,257	35.5
Subtotal	24,862	25,502	(640)	(2.5)
Leasing and equipment finance	32,355	24,367	7,988	32.8
Other	1,806	2,363	(557)	(23.6)
Fees and other revenue	115,688	109,788	5,900	5.4
Gains (losses) on securities, net	(29)	(20)	(9)	(45.0)
Total non-interest income	115,659	109,768	5,891	5.4
Non-interest expense:
Compensation and employee benefits	109,061	115,796	(6,735)	(5.8)
Occupancy and equipment	37,824	35,747	2,077	5.8
FDIC insurance	5,173	2,643	2,530	95.7
Advertising and marketing	5,316	5,146	170	3.3
Other	46,441	48,063	(1,622)	(3.4)
Subtotal	203,815	207,395	(3,580)	(1.7)
Operating lease depreciation	13,608	6,878	6,730	97.8
Foreclosed real estate and repossessed assets, net	4,940	7,441	(2,501)	(33.6)
Other credit costs, net	224	44	180	N.M.
Total non-interest expense	222,587	221,758	829	0.4
Income before income tax expense	81,134	36,487	44,647	122.4
Income tax expense	26,614	11,011	15,603	141.7
Income after income tax expense	54,520	25,476	29,044	114.0
Income attributable to non-controlling interest	2,028	1,488	540	36.3
Net income attributable to TCF Financial Corporation	52,492	23,988	28,504	118.8
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$47,645	$19,141	$28,504	148.9

Net income per common share:
Basic	$0.29	$0.12	$0.17	141.7%
Diluted	0.29	0.12	0.17	141.7

Dividends declared per common share	$0.075	$0.05	$0.025	50.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	166,343	164,384	1,959	1.2%
Diluted	166,942	164,869	2,073	1.3

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Year Ended December 31,		Change
	2015	2014	$	%
Interest income:
Loans and leases	$832,736	$820,436	$12,300	1.5%
Securities available for sale	15,648	11,994	3,654	30.5
Securities held to maturity	5,486	5,281	205	3.9
Investments and other	38,060	36,518	1,542	4.2
Total interest income	891,930	874,229	17,701	2.0
Interest expense:
Deposits	48,226	38,385	9,841	25.6
Borrowings	23,316	20,215	3,101	15.3
Total interest expense	71,542	58,600	12,942	22.1
Net interest income	820,388	815,629	4,759	0.6
Provision for credit losses	52,944	95,737	(42,793)	(44.7)
Net interest income after provision for credit losses	767,444	719,892	47,552	6.6
Non-interest income:
Fees and service charges	144,999	154,386	(9,387)	(6.1)
Card revenue	54,387	51,323	3,064	6.0
ATM revenue	21,544	22,225	(681)	(3.1)
Subtotal	220,930	227,934	(7,004)	(3.1)
Gains on sales of auto loans, net	30,580	43,565	(12,985)	(29.8)
Gains on sales of consumer real estate loans, net	40,964	34,794	6,170	17.7
Servicing fee income	31,229	21,444	9,785	45.6
Subtotal	102,773	99,803	2,970	3.0
Leasing and equipment finance	108,129	93,799	14,330	15.3
Other	10,463	10,704	(241)	(2.3)
Fees and other revenue	442,295	432,240	10,055	2.3
Gains (losses) on securities, net	(297)	1,027	(1,324)	N.M.
Total non-interest income	441,998	433,267	8,731	2.0
Non-interest expense:
Compensation and employee benefits	457,743	452,942	4,801	1.1
Occupancy and equipment	144,962	139,023	5,939	4.3
FDIC insurance	20,262	25,123	(4,861)	(19.3)
Advertising and marketing	22,782	22,943	(161)	(0.7)
Other	186,211	179,904	6,307	3.5
Subtotal	831,960	819,935	12,025	1.5
Operating lease depreciation	39,409	27,152	12,257	45.1
Foreclosed real estate and repossessed assets, net	23,193	24,567	(1,374)	(5.6)
Other credit costs, net	185	123	62	50.4
Total non-interest expense	894,747	871,777	22,970	2.6
Income before income tax expense	314,695	281,382	33,313	11.8
Income tax expense	108,872	99,766	9,106	9.1
Income after income tax expense	205,823	181,616	24,207	13.3
Income attributable to non-controlling interest	8,700	7,429	1,271	17.1
Net income attributable to TCF Financial Corporation	197,123	174,187	22,936	13.2
Preferred stock dividends	19,388	19,388	—	—
Net income available to common stockholders	$177,735	$154,799	$22,936	14.8

Net income per common share:
Basic	$1.07	$0.95	$0.12	12.6%
Diluted	1.07	0.94	0.13	13.8

Dividends declared per common share	$0.225	$0.20	$0.025	12.5%

Average common and common equivalent shares
outstanding (in thousands):
Basic	165,697	163,581	2,116	1.3%
Diluted	166,242	164,085	2,157	1.3

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Change
	2015	2014	$	%
Net income attributable to TCF Financial Corporation	$52,492	$23,988	$28,504	118.8%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	(5,494)	9,419	(14,913)	N.M.
Reclassification of net (gains) losses to net income	288	299	(11)	(3.7)
Net investment hedges:
Unrealized gains (losses) arising during the period	1,841	1,449	392	27.1
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(1,986)	(1,661)	(325)	(19.6)
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(11)	(12)	1	8.3
Income tax (expense) benefit	1,283	(4,188)	5,471	N.M.
Total other comprehensive income (loss)	(4,079)	5,306	(9,385)	N.M.
Comprehensive income	$48,413	$29,294	$19,119	65.3

	Year Ended December 31,		Change
	2015	2014	$	%
Net income attributable to TCF Financial Corporation	$197,123	$174,187	$22,936	13.2%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	(2,523)	29,071	(31,594)	N.M.
Reclassification of net (gains) losses to net income	1,159	(76)	1,235	N.M.
Net investment hedges:
Unrealized gains (losses) arising during the period	7,613	3,126	4,487	143.5
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(8,304)	(3,704)	(4,600)	(124.2)
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(46)	(47)	1	2.1
Income tax (expense) benefit	(2,335)	(12,067)	9,732	80.6
Total other comprehensive income (loss)	(4,436)	16,303	(20,739)	N.M.
Comprehensive income	$192,687	$190,490	$2,197	1.2

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Dec. 31,		Change
	2015	2014	$	%
ASSETS:
Cash and due from banks	$889,337	$1,115,250	$(225,913)	(20.3)%
Investments	70,537	85,492	(14,955)	(17.5)
Securities held to maturity	201,920	214,454	(12,534)	(5.8)
Securities available for sale	888,885	463,294	425,591	91.9
Loans and leases held for sale	157,625	132,266	25,359	19.2
Loans and leases:
Consumer real estate:
First mortgage lien	2,624,956	3,139,152	(514,196)	(16.4)
Junior lien	2,839,316	2,543,212	296,104	11.6
Total consumer real estate	5,464,272	5,682,364	(218,092)	(3.8)
Commercial	3,145,832	3,157,665	(11,833)	(0.4)
Leasing and equipment finance	4,012,248	3,745,322	266,926	7.1
Inventory finance	2,146,754	1,877,090	269,664	14.4
Auto finance	2,647,596	1,915,061	732,535	38.3
Other	19,297	24,144	(4,847)	(20.1)
Total loans and leases	17,435,999	16,401,646	1,034,353	6.3
Allowance for loan and lease losses	(156,054)	(164,169)	8,115	4.9
Net loans and leases	17,279,945	16,237,477	1,042,468	6.4
Premises and equipment, net	445,934	436,361	9,573	2.2
Goodwill	225,640	225,640	—	—
Other assets	531,881	484,377	47,504	9.8
Total assets	$20,691,704	$19,394,611	$1,297,093	6.7

LIABILITIES AND EQUITY:
Deposits:
Checking	$5,690,559	$5,195,243	$495,316	9.5
Savings	4,717,457	5,212,320	(494,863)	(9.5)
Money market	2,408,180	1,993,130	415,050	20.8
Certificates of deposit	3,903,793	3,049,189	854,604	28.0
Total deposits	16,719,989	15,449,882	1,270,107	8.2
Short-term borrowings	5,381	4,425	956	21.6
Long-term borrowings	1,036,652	1,232,065	(195,413)	(15.9)
Total borrowings	1,042,033	1,236,490	(194,457)	(15.7)
Accrued expenses and other liabilities	622,765	572,875	49,890	8.7
Total liabilities	18,384,787	17,259,247	1,125,540	6.5
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
169,887,030 and 167,503,568 shares issued, respectively	1,699	1,675	24	1.4
Additional paid-in capital	851,836	817,130	34,706	4.2
Retained earnings, subject to certain restrictions	1,240,347	1,099,914	140,433	12.8
Accumulated other comprehensive income (loss)	(15,346)	(10,910)	(4,436)	(40.7)
Treasury stock at cost, 42,566 shares, and other	(50,860)	(49,400)	(1,460)	(3.0)
Total TCF Financial Corporation stockholders' equity	2,290,916	2,121,649	169,267	8.0
Non-controlling interest in subsidiaries	16,001	13,715	2,286	16.7
Total equity	2,306,917	2,135,364	171,553	8.0
Total liabilities and equity	$20,691,704	$19,394,611	$1,297,093	6.7

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2015	2015	2015	2015	2014	2015		2014
Consumer real estate:
First mortgage lien	0.46%	0.36%	0.38%	0.53%	0.49%	10	bps	(3)	bps
Junior lien	0.05	0.08	0.08	0.11	0.08	(3)		(3)
Total consumer real estate	0.23	0.21	0.22	0.32	0.30	2		(7)
Commercial	—	0.25	—	—	—	(25)		—
Leasing and equipment finance	0.06	0.19	0.06	0.09	0.07	(13)		(1)
Inventory finance	0.01	0.01	—	—	—	—		1
Auto finance	0.14	0.11	0.11	0.16	0.22	3		(8)
Other	0.13	0.17	0.11	0.02	—	(4)		13
Subtotal	0.11	0.17	0.10	0.14	0.14	(6)		(3)
Acquired portfolios	0.41	0.37	0.28	0.21	0.03	4		38
Total delinquencies	0.11	0.17	0.10	0.14	0.14	(6)		(3)

(1) Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2015	2015	2015	2015	2014	2015		2014
Consumer real estate:
First mortgage lien	0.54%	0.53%	0.79%	0.62%	0.80%	1	bps	(26)	bps
Junior lien	0.17	0.11	0.59	0.38	0.46	6		(29)
Total consumer real estate	0.34	0.32	0.69	0.51	0.66	2		(32)
Commercial	0.05	—	0.21	(0.07)	0.12	5		(7)
Leasing and equipment finance	0.16	0.09	0.16	0.10	0.08	7		8
Inventory finance	0.05	0.03	0.11	0.08	0.12	2		(7)
Auto finance	0.75	0.62	0.66	0.66	0.83	13		(8)
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.29	0.23	0.41	0.28	0.40	6		(11)

N.M. Not Meaningful.
(1) Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2015	2015	2015	2015	2014	2015	2014
Balance, beginning of period	$206,110	$205,710	$222,143	$216,734	$275,111	$400	$(69,001)
Additions	44,387	48,505	40,846	51,647	44,626	(4,118)	(239)
Charge-offs	(9,002)	(7,055)	(14,050)	(8,921)	(14,456)	(1,947)	5,454
Transfers to other assets	(13,612)	(16,400)	(17,738)	(16,781)	(18,471)	2,788	4,859
Return to accrual status	(9,282)	(10,190)	(10,298)	(7,668)	(8,280)	908	(1,002)
Payments received	(20,103)	(14,721)	(15,543)	(10,974)	(21,859)	(5,382)	1,756
Sales	(775)	(705)	(353)	(2,250)	(40,354)	(70)	39,579
Other, net	2,743	966	703	356	417	1,777	2,326
Balance, end of period	$200,466	$206,110	$205,710	$222,143	$216,734	$(5,644)	$(16,268)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2015	2015	2015	2015	2014	2015	2014
Balance, beginning of period	$58,584	$58,007	$62,398	$65,650	$67,614	$577	$(9,030)
Transferred in	12,626	15,087	15,359	15,513	18,220	(2,461)	(5,594)
Sales	(19,174)	(13,442)	(17,164)	(15,399)	(13,766)	(5,732)	(5,408)
Writedowns	(2,130)	(2,868)	(4,003)	(3,424)	(5,753)	738	3,623
Other, net	76	1,800	1,417	58	(665)	(1,724)	741
Balance, end of period	$49,982	$58,584	$58,007	$62,398	$65,650	$(8,602)	$(15,668)

Allowance for Loan and Lease Losses

	At December 31,		At September 30,		At December 31,
	2015		2015		2014		Change from
		% of		% of		% of	Sep. 30,		Dec. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2015		2014
Consumer real estate	$67,992	1.24%	$70,329	1.25%	$85,361	1.50%	(1)	bps	(26)	bps
Commercial	30,185	0.96	30,006	0.96	31,367	0.99	—		(3)
Leasing and equipment finance	19,018	0.47	18,177	0.47	18,446	0.49	—		(2)
Inventory finance	11,128	0.52	11,121	0.52	10,020	0.53	—		(1)
Auto finance	26,486	1.00	23,722	0.98	18,230	0.95	2		5
Other	1,245	6.45	607	2.94	745	3.09	351		336
Total	$156,054	0.90	$153,962	0.90	$164,169	1.00	—		(10)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2015			2014
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$405,252	$2,644	2.59%	$611,286	$3,551	2.31%
Securities held to maturity	201,944	1,336	2.64	215,039	1,429	2.66
Securities available for sale(3)
Taxable	611,816	3,691	2.41	465,676	3,053	2.62
Tax-exempt(4)	221,113	1,804	3.26	—	—	—
Loans and leases held for sale	180,278	4,261	9.38	297,474	6,268	8.36
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,520,567	36,384	5.73	3,257,428	46,848	5.71
Variable-rate	3,083,957	40,294	5.18	2,801,728	36,302	5.14
Total consumer real estate	5,604,524	76,678	5.43	6,059,156	83,150	5.45
Commercial:
Fixed-rate	1,090,001	13,869	5.05	1,362,306	16,883	4.92
Variable- and adjustable-rate	2,027,982	20,705	4.05	1,781,308	17,334	3.86
Total commercial	3,117,983	34,574	4.40	3,143,614	34,217	4.32
Leasing and equipment finance	3,911,025	44,479	4.55	3,611,557	42,789	4.74
Inventory finance	2,180,534	31,128	5.66	1,891,504	26,515	5.56
Auto finance	2,514,923	26,422	4.17	1,817,024	19,437	4.24
Other	9,060	157	6.88	11,396	228	7.93
Total loans and leases	17,338,049	213,438	4.89	16,534,251	206,336	4.96
Total interest-earning assets	18,958,452	227,174	4.76	18,123,726	220,637	4.84
Other assets(6)	1,247,875			1,132,112
Total assets	$20,206,327			$19,255,838
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,639,550			$1,528,579
Small business	874,892			842,004
Commercial and custodial	525,692			455,086
Total non-interest bearing deposits	3,040,134			2,825,669
Interest-bearing deposits:
Checking	2,384,452	124	0.02	2,301,035	163	0.03
Savings	4,721,571	466	0.04	5,272,196	1,320	0.10
Money market	2,349,127	3,649	0.62	1,869,350	3,071	0.65
Certificates of deposit	3,793,653	9,533	1.00	3,041,722	6,206	0.81
Total interest-bearing deposits	13,248,803	13,772	0.41	12,484,303	10,760	0.34
Total deposits	16,288,937	13,772	0.34	15,309,972	10,760	0.28
Borrowings:
Short-term borrowings	28,364	6	0.09	9,383	13	0.56
Long-term borrowings	1,011,715	6,004	2.37	1,326,591	4,961	1.49
Total borrowings	1,040,079	6,010	2.31	1,335,974	4,974	1.49
Total interest-bearing liabilities	14,288,882	19,782	0.55	13,820,277	15,734	0.45
Total deposits and borrowings	17,329,016	19,782	0.45	16,645,946	15,734	0.38
Other liabilities	595,317			485,655
Total liabilities	17,924,333			17,131,601
Total TCF Financial Corp. stockholders' equity	2,263,018			2,109,402
Non-controlling interest in subsidiaries	18,976			14,835
Total equity	2,281,994			2,124,237
Total liabilities and equity	$20,206,327			$19,255,838
Net interest income and margin		$207,392	4.35		$204,903	4.49

(1) Interest and yields are presented on a fully tax-equivalent basis.
(2) Annualized.
(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.
(4) The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.
(5) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(6) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2015			2014
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$520,577	$12,294	2.36%	$586,803	$15,390	2.62%
Securities held to maturity	207,140	5,486	2.65	197,943	5,281	2.67
Securities available for sale(3)
Taxable	564,205	13,930	2.47	447,016	11,994	2.68
Tax-exempt(4)	80,894	2,643	3.27	—	—	—
Loans and leases held for sale	286,295	25,766	9.00	259,186	21,128	8.15
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,710,512	157,428	5.81	3,359,670	190,973	5.68
Variable-rate	2,911,689	149,770	5.14	2,788,882	143,431	5.14
Total consumer real estate	5,622,201	307,198	5.46	6,148,552	334,404	5.44
Commercial:
Fixed-rate	1,173,039	59,037	5.03	1,469,579	73,752	5.02
Variable- and adjustable-rate	1,961,389	76,677	3.91	1,665,788	66,450	3.99
Total commercial	3,134,428	135,714	4.33	3,135,367	140,202	4.47
Leasing and equipment finance	3,804,015	175,565	4.62	3,531,256	166,974	4.73
Inventory finance	2,154,357	122,799	5.70	1,888,080	112,603	5.96
Auto finance	2,278,617	94,463	4.15	1,567,904	68,595	4.37
Other	10,303	712	6.91	12,071	931	7.71
Total loans and leases	17,003,921	836,451	4.92	16,283,230	823,709	5.06
Total interest-earning assets	18,663,032	896,570	4.80	17,774,178	877,502	4.94
Other assets(6)	1,228,651			1,124,226
Total assets	$19,891,683			$18,898,404
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,658,951			$1,546,453
Small business	838,758			806,649
Commercial and custodial	507,446			413,893
Total non-interest bearing deposits	3,005,155			2,766,995
Interest-bearing deposits:
Checking	2,396,334	547	0.02	2,328,402	921	0.04
Savings	4,938,303	3,005	0.06	5,693,751	8,343	0.15
Money market	2,265,121	14,237	0.63	1,312,483	7,032	0.54
Certificates of deposit	3,340,341	30,437	0.91	2,840,922	22,089	0.78
Total interest-bearing deposits	12,940,099	48,226	0.37	12,175,558	38,385	0.32
Total deposits	15,945,254	48,226	0.30	14,942,553	38,385	0.26
Borrowings:
Short-term borrowings	18,822	53	0.28	83,673	261	0.31
Long-term borrowings	1,121,181	23,263	2.07	1,311,176	19,954	1.52
Total borrowings	1,140,003	23,316	2.05	1,394,849	20,215	1.45
Total interest-bearing liabilities	14,080,102	71,542	0.51	13,570,407	58,600	0.43
Total deposits and borrowings	17,085,257	71,542	0.42	16,337,402	58,600	0.36
Other liabilities	589,222			502,560
Total liabilities	17,674,479			16,839,962
Total TCF Financial Corp. stockholders' equity	2,197,690			2,041,428
Non-controlling interest in subsidiaries	19,514			17,014
Total equity	2,217,204			2,058,442
Total liabilities and equity	$19,891,683			$18,898,404
Net interest income and margin		$825,028	4.42		$818,902	4.61

(1) Interest and yields are presented on a fully tax-equivalent basis.
(2) Annualized.
(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.
(4) The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.
(5) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(6) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2015	2015	2015	2015	2014
Interest income:
Loans and leases	$212,346	$207,250	$207,164	$205,976	$205,507
Securities available for sale	4,864	4,161	3,543	3,080	3,053
Securities held to maturity	1,336	1,361	1,384	1,405	1,429
Investments and other	6,905	10,832	10,990	9,333	9,819
Total interest income	225,451	223,604	223,081	219,794	219,808
Interest expense:
Deposits	13,772	12,302	11,080	11,072	10,760
Borrowings	6,010	6,032	5,972	5,302	4,974
Total interest expense	19,782	18,334	17,052	16,374	15,734
Net interest income	205,669	205,270	206,029	203,420	204,074
Provision for credit losses	17,607	10,018	12,528	12,791	55,597
Net interest income after provision for credit losses	188,062	195,252	193,501	190,629	148,477
Non-interest income:
Fees and service charges	37,741	36,991	36,295	33,972	39,477
Card revenue	13,781	13,803	13,902	12,901	12,830
ATM revenue	5,143	5,739	5,540	5,122	5,249
Subtotal	56,665	56,533	55,737	51,995	57,556
Gains on sales of auto loans, net	3,136	10,423	10,756	6,265	12,962
Gains on sales of consumer real estate loans, net	13,104	7,143	11,954	8,763	6,175
Servicing fee income	8,622	8,049	7,216	7,342	6,365
Subtotal	24,862	25,615	29,926	22,370	25,502
Leasing and equipment finance	32,355	27,165	26,385	22,224	24,367
Other	1,806	3,070	1,460	4,127	2,363
Fees and other revenue	115,688	112,383	113,508	100,716	109,788
Gains (losses) on securities, net	(29)	(131)	(59)	(78)	(20)
Total non-interest income	115,659	112,252	113,449	100,638	109,768
Non-interest expense:
Compensation and employee benefits	109,061	116,708	116,159	115,815	115,796
Occupancy and equipment	37,824	34,159	36,152	36,827	35,747
FDIC insurance	5,173	4,832	4,864	5,393	2,643
Advertising and marketing	5,316	5,793	5,150	6,523	5,146
Other	46,441	45,750	45,887	48,133	48,063
Subtotal	203,815	207,242	208,212	212,691	207,395
Operating lease depreciation	13,608	9,485	8,582	7,734	6,878
Foreclosed real estate and repossessed assets, net	4,940	5,680	6,377	6,196	7,441
Other credit costs, net	224	(123)	(62)	146	44
Total non-interest expense	222,587	222,284	223,109	226,767	221,758
Income before income tax expense	81,134	85,220	83,841	64,500	36,487
Income tax expense	26,614	30,528	28,902	22,828	11,011
Income after income tax expense	54,520	54,692	54,939	41,672	25,476
Income attributable to non-controlling interest	2,028	2,117	2,684	1,871	1,488
Net income attributable to TCF Financial Corporation	52,492	52,575	52,255	39,801	23,988
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$47,645	$47,728	$47,408	$34,954	$19,141

Net income per common share:
Basic	$0.29	$0.29	$0.29	$0.21	$0.12
Diluted	0.29	0.29	0.29	0.21	0.12

Dividends declared per common share	$0.075	$0.05	$0.05	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit(1)	$98,741	$95,238	$96,369	$77,291	$92,084
Return on average assets(2)	1.08%	1.10%	1.10%	0.85%	0.53%
Return on average common equity(2)	9.53	9.76	9.93	7.47	4.15
Net interest margin(2)	4.35	4.40	4.44	4.50	4.49

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(2) Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
ASSETS:
Investments and other	$405,252	$463,312	$551,630	$665,606	$611,286
Securities held to maturity	201,944	205,264	209,834	211,646	215,039
Securities available for sale:(1)
Taxable	611,816	601,889	566,499	474,697	465,676
Tax-exempt	221,113	92,484	7,420	—	—
Loans and leases held for sale	180,278	348,215	340,912	276,149	297,474
Loans and leases:(2)
Consumer real estate:
Fixed-rate	2,520,567	2,637,875	2,776,177	2,912,535	3,257,428
Variable-rate	3,083,957	2,968,507	2,811,510	2,778,805	2,801,728
Total consumer real estate	5,604,524	5,606,382	5,587,687	5,691,340	6,059,156
Commercial:
Fixed-rate	1,090,001	1,137,744	1,193,011	1,273,806	1,362,306
Variable- and adjustable-rate	2,027,982	1,980,280	1,955,261	1,880,202	1,781,308
Total commercial	3,117,983	3,118,024	3,148,272	3,154,008	3,143,614
Leasing and equipment finance	3,911,025	3,821,590	3,751,776	3,729,481	3,611,557
Inventory finance	2,180,534	2,036,054	2,292,481	2,108,871	1,891,504
Auto finance	2,514,923	2,361,057	2,211,014	2,021,144	1,817,024
Other	9,060	9,833	10,734	11,616	11,396
Total loans and leases	17,338,049	16,952,940	17,001,964	16,716,460	16,534,251
Total interest-earning assets	18,958,452	18,664,104	18,678,259	18,344,558	18,123,726
Other assets(3)	1,247,875	1,219,585	1,211,774	1,235,328	1,132,112
Total assets	$20,206,327	$19,883,689	$19,890,033	$19,579,886	$19,255,838

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,639,550	$1,649,995	$1,699,668	$1,646,769	$1,528,579
Small business	874,892	852,211	822,683	804,323	842,004
Commercial and custodial	525,692	516,461	497,883	489,248	455,086
Total non-interest bearing deposits	3,040,134	3,018,667	3,020,234	2,940,340	2,825,669
Interest-bearing deposits:
Checking	2,384,452	2,399,119	2,422,909	2,378,761	2,301,035
Savings	4,721,571	4,860,509	5,033,329	5,143,295	5,272,196
Money market	2,349,127	2,297,893	2,261,567	2,149,340	1,869,350
Certificates of deposit	3,793,653	3,400,282	3,116,718	3,041,790	3,041,722
Total interest-bearing deposits	13,248,803	12,957,803	12,834,523	12,713,186	12,484,303
Total deposits	16,288,937	15,976,470	15,854,757	15,653,526	15,309,972
Borrowings:
Short-term borrowings	28,364	30,326	8,246	7,999	9,383
Long-term borrowings	1,011,715	1,060,092	1,236,465	1,178,962	1,326,591
Total borrowings	1,040,079	1,090,418	1,244,711	1,186,961	1,335,974
Total interest-bearing liabilities	14,288,882	14,048,221	14,079,234	13,900,147	13,820,277
Total deposits and borrowings	17,329,016	17,066,888	17,099,468	16,840,487	16,645,946
Other liabilities	595,317	578,718	594,352	588,541	485,655
Total liabilities	17,924,333	17,645,606	17,693,820	17,429,028	17,131,601
Total TCF Financial Corporation stockholders' equity	2,263,018	2,218,614	2,173,699	2,133,781	2,109,402
Non-controlling interest in subsidiaries	18,976	19,469	22,514	17,077	14,835
Total equity	2,281,994	2,238,083	2,196,213	2,150,858	2,124,237
Total liabilities and equity	$20,206,327	$19,883,689	$19,890,033	$19,579,886	$19,255,838

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)	Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
ASSETS:
Investments and other	2.59%	2.52%	2.34%	2.13%	2.31%
Securities held to maturity	2.64	2.65	2.64	2.66	2.66
Securities available for sale:(3)
Taxable	2.41	2.43	2.47	2.60	2.62
Tax-exempt(4)	3.26	3.35	3.50	—	—
Loans and leases held for sale	9.38	9.00	9.15	8.57	8.36
Loans and leases:
Consumer real estate:
Fixed-rate	5.73	5.72	5.73	6.03	5.71
Variable-rate	5.18	5.12	5.13	5.14	5.14
Total consumer real estate	5.43	5.40	5.43	5.60	5.45
Commercial:
Fixed-rate	5.05	5.05	5.03	5.01	4.92
Variable- and adjustable-rate	4.05	3.80	3.85	3.94	3.86
Total commercial	4.40	4.26	4.30	4.37	4.32
Leasing and equipment finance	4.55	4.59	4.66	4.66	4.74
Inventory finance	5.66	5.83	5.61	5.71	5.56
Auto finance	4.17	4.13	4.11	4.18	4.24
Other	6.88	6.31	6.92	7.44	7.93
Total loans and leases	4.89	4.88	4.90	5.00	4.96

Total interest-earning assets	4.76	4.79	4.81	4.86	4.84

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.02	0.02	0.03	0.03
Savings	0.04	0.05	0.06	0.09	0.10
Money market	0.62	0.62	0.61	0.67	0.65
Certificates of deposit	1.00	0.93	0.86	0.83	0.81
Total interest-bearing deposits	0.41	0.38	0.35	0.35	0.34
Total deposits	0.34	0.31	0.28	0.29	0.28
Borrowings:
Short-term borrowings	0.09	0.22	0.63	0.89	0.56
Long-term borrowings	2.37	2.27	1.93	1.80	1.49
Total borrowings	2.31	2.21	1.92	1.79	1.49

Total interest-bearing liabilities	0.55	0.52	0.49	0.48	0.45

Net interest margin	4.35	4.40	4.44	4.50	4.49

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)

	At Dec. 31,	At Dec. 31,
	2015	2014
Computation of tangible common equity to tangible assets:
Total equity	$2,306,917	$2,135,364
Less: Non-controlling interest in subsidiaries	16,001	13,715
Total TCF Financial Corporation stockholders' equity	2,290,916	2,121,649
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	3,126	4,641
Tangible common equity	$1,798,910	$1,628,128

Total assets	$20,691,704	$19,394,611
Less:
Goodwill	225,640	225,640
Other intangibles	3,126	4,641
Tangible assets	$20,462,938	$19,164,330

Tangible common equity to tangible assets	8.79%	8.50%

	At Dec. 31,	At Dec. 31,
	2015	2014
Computation of tangible book value per common share:
Tangible common equity	$1,798,910	$1,628,128
Common stock shares outstanding	169,844,464	167,461,002

Tangible book value per common share	$10.59	$9.72

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2014	2015	2014
Computation of return on average tangible common equity:
Net income available to common stockholders	$47,645	$47,728	$19,141	$177,735	$154,799
Other intangibles amortization, net of tax	251	248	266	1,000	1,062
Adjusted net income available to common stockholders	$47,896	$47,976	$19,407	$178,735	$155,861

Average balances:
Total equity	$2,281,994	$2,238,083	$2,124,237	$2,217,204	$2,058,442
Less: Non-controlling interest in subsidiaries	18,976	19,469	14,835	19,514	17,014
Total TCF Financial Corporation stockholders' equity	2,263,018	2,218,614	2,109,402	2,197,690	2,041,428
Less:
Preferred stock	263,240	263,240	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640	225,640	225,640
Other intangibles	3,342	3,738	4,874	3,913	5,498
Average tangible common equity	$1,770,796	$1,725,996	$1,615,648	$1,704,897	$1,547,050

Return on average tangible common equity(2)	10.82%	11.12%	4.80%	10.48%	10.08%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.